UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 14, 2018

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01. Other Events

On November 21, 2018, TSR, Inc. (“TSR” or the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) had received a letter from Robert Fitzgerald, president of stockholder QAR Industries, Inc. (“QAR”), dated November 14, 2018, containing a non-binding offer to acquire all of the common stock of the Company not already owned by QAR for $6.25 per share. A term sheet for the potential acquisition of TSR was attached to the offer letter. Based on Amendment No. 2 to QAR’s Schedule 13D filed on November 20, 2018, Mr. Fitzgerald and QAR (together, the “QAR Entities”) own a total of 139,869 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), which represents approximately 7.1% of the Company’s issued and outstanding Common Stock.

On November 16, 2018, the Company sent a letter to QAR acknowledging that it received the QAR letter on November 16, 2018 and informing QAR that it had forwarded the letter to the Special Committee of the Board (the “Special Committee”) for its consideration. As previously disclosed, the Board established the Special Committee to consider various strategic alternatives to maximize stockholder value.

On November 19, 2018, the Special Committee sent a letter to QAR informing QAR that (i) the Special Committee and the full Board were carefully evaluating the offer in good faith but that it would not be possible for the directors to complete their evaluation and respond to the offer by the November 19, 2018 deadline imposed in the offer; and (ii) the directors seek to satisfy their fiduciary responsibilities to the stockholders by considering and evaluating the offer against other strategic alternatives and will respond to the offer as expeditiously as possible.

The Board cautions the Company’s stockholders and others considering trading in its securities that the Board just received the non-binding offer letter from Mr. Fitzgerald and no decisions have been made with respect to the Company’s response to the proposal. There can be no assurance that any definitive offer will be made by Mr. Fitzgerald or any other person, that any definitive agreement will be executed relating to the proposed transaction, or that the proposed transaction or any other transaction will be approved or consummated.

The press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference. A copy of the offer letter from QAR is attached as Exhibit 99.2 and copies of the Company’s November 16, 2018 letter and the Special Committee’s November 19, 2018 letter are attached as Exhibits 99.3 and 99.4, respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibit No.	Description

99.1	Press Release dated November 21, 2018.

99.2	Offer letter from QAR to TSR dated November 14, 2018.

99.3	Letter from TSR to QAR dated November 16, 2018.

99.4	Letter from the Special Committee to QAR dated November 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

Date: November 21, 2018	By:	/s/ John G. Sharkey
John G. Sharkey
Vice President, Finance and Secretary

2